UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2008

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Litigation Settlement

On October 27, 2008, Discover Financial Services (the "Company") announced that it entered into an agreement (the "Settlement") with MasterCard Incorporated and MasterCard International Incorporated (collectively "MasterCard") and with Visa, Inc. ("Visa") to settle the Company's federal antitrust lawsuit captioned Discover Financial Services, Inc. v. Visa USA Inc., MasterCard Inc. et al. A copy of the Settlement and a copy of the Company's press release announcing the Settlement are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference.

Under the Settlement, Visa and MasterCard have agreed to pay the Company up to $2.75 billion in exchange for the Company's agreement to dismiss the lawsuit and release all claims. MasterCard has agreed to pay the Company a lump sum in the amount of $862,500,000 by November 14, 2008. Visa has agreed to pay the Company up to an aggregate amount of $1,887,500,000, in four installments of up to $471,875,000 each on December 15, 2008, March 13, 2009, June 15, 2009 and September 28, 2009, plus interest. The payments from Visa are contingent on the Company achieving certain financial performance measures. For each of the first three fiscal quarters in 2009, the Company will receive an amount equal to 5% of each fiscal quarter's total combined transaction sales volume for Company payment cards, including payment cards issued by the Company and payment cards issued by third parties on the Discover, PULSE and Diners Club networks, up to the maximum amount for each fiscal quarter stated above. For the fourth payment, which covers a three-week period in the fourth fiscal quarter, the Company will receive an amount equal to 21% of the period's total combined transaction sales volume, up to the maximum quarterly payment amount stated above. The Settlement provides for adjustments to the maximum amounts and for other adjustments based on whether the Company achieves the financial performance measures. The effectiveness of the Settlement is subject to the approval of Visa's Class B shareholders.

At the time of the 2007 spin-off of the Company by Morgan Stanley, both parties entered into an agreement governing the manner in which the antitrust case against Visa and MasterCard was to be pursued and settled and how proceeds of the litigation were to be shared. For more information, see the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2008. The Company has notified Morgan Stanley that Morgan Stanley is in breach of the agreement and the amount of Morgan Stanley's special dividend is a matter of dispute.

LIBOR Impact

The Company intends to announce on the conference call (see below) that increases in one-month LIBOR during the quarter will result in a reduction in the Company's securitization income for the fourth quarter ending November 30, 2008. Interest rates on the Company's floating rate public securitization transactions are reset in the middle of each month based on the level of one-month LIBOR on the reset date and affect the Company's securitization income until the next monthly reset date. One-month LIBOR was set at 4.59% at the October reset date of October 10, 2008, in contrast to the September reset of 2.49%. As of August 31, 2008, the Company's credit card securitization trust had approximately $19.6 billion in principal amount of one-month LIBOR floating rate notes outstanding. The incremental negative impact on securitization income of this 210 basis point increase in LIBOR is estimated by the Company to be approximately $39 million pretax. The interest rate on the floating rate public securitization transactions will reset again on November 13, 2008 and the level of one month LIBOR at that date will impact securitization income for the latter portion of the Company's fourth quarter.

Conference Call and Webcast Information

A conference call to discuss the settlement announcement, as well as the impact of elevated funding costs on the Company's fourth quarter, will be held Tuesday, October 28, 2008, at 7:30 a.m. Central time. The general public is invited to listen to the call by dialing 866-362-4820 (U.S. domestic) or 617-597-5345 (international), passcode 13604805, or via a live audio webcast through the Investor Relations section of the Company's Web site, www.discoverfinancial.com. For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 888-286-8010 (U.S. domestic) or 617-801-6888 (international), passcode 78817365, beginning approximately two hours after the event. The replay of the conference call will be available through November 28, 2008.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; the Company's ability to manage credit risks and securitize its receivables at acceptable rates; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in the Company's investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; the Company's ability to attract new merchants and maintain relationships with current merchants; the Company's ability to successfully integrate the Diners Club International network and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; the Company's reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including the Federal Reserve Board's proposed amendments limiting or modifying certain credit card practices; the Company's ability to attract and retain employees; the ability to protect the Company's intellectual property; the impact of any potential future acquisitions; investor sentiment; and the restrictions on the Company's operations resulting from indebtedness incurred related to the Company's spin-off in 2007.

Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended November 30, 2007 and the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2008, filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Item 9.01.    Financial Statements and Exhibits

99.1 Release and Settlement Agreement, executed as of October 27, 2008, by and among Discover Financial Services, DFS Services, LLC, Discover Bank, and their Subsidiaries and Affiliates; MasterCard Incorporated and MasterCard International Incorporated and their Affiliates; and Visa Inc. and its Affiliates and Predecessors including Visa U.S.A. Inc. and Visa International Service Association.

99.2 Press Release of Discover Financial Services dated October 27, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: October 28, 2008	By:	/s/ Christopher Greene
Christopher Greene
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Release and Settlement Agreement, executed as of October 27, 2008.
EX-99.2	Press Release of Discover Financial Services dated October 27, 2008.